MEGA BLOW MOULDING LIMITED

                              FINANCIAL STATEMENTS

                                NOVEMBER 30, 1998

                           MEGA BLOW MOULDING LIMITED

                               NOVEMBER 30, 1998



                                    CONTENTS



                                                                     Page


Auditors' Report                                                      1


Financial Statements:

      Balance Sheet                                                   2

      Statement of Operations and Retained Earnings                   3

      Notes to Financial Statements                                   4


Additional Information:

      Auditors' Report on Additional Information                      9

      Statement of Cost of Goods Manufactured                        10

      Schedule of Operating Expenses                                 11

                                AUDITORS' REPORT



To the Shareholders of
Mega Blow Moulding Limited



We have audited the balance sheet of Mega Blow Moulding Limited as at November 30, 1998 and the statement of operations and retained earnings for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at November 30, 1998 and the results of its operations for the period then ended in accordance with generally accepted accounting principles.



Toronto, Ontario.
April 23, 1999.                                        MINTZ & PARTNERS
                                                       CHARTERED ACCOUNTANTS


                                       1.

                           MEGA BLOW MOULDING LIMITED
                                 BALANCE SHEET
                                     (US$)

AS AT                                                  November 30    January 31
                                                          1998           1998
================================================================================
                                  A S S E T S
                                  -----------

CURRENT
    Accounts receivable                               $   548,917    $   602,344
    Inventories (Note 3)                                  563,262        342,524
    Sundry assets                                          83,961         71,342
                                                     ------------   ------------

                                                        1,196,140      1,016,210

LOAN RECEIVABLE (Note 4)                                1,112,931      1,173,670

CAPITAL ASSETS (Note 5)                                   557,736        582,401

DEFERRED FINANCING COSTS                                   43,563             --
                                                     ------------   ------------
                                                      $ 2,910,370    $ 2,772,281
                                                     ============   ============
L I A B I L I T I E S

CURRENT
    Bank indebtedness (Note 6)                        $   500,740    $   494,566
    Accounts payable and accrued liabilities              936,263        838,106
    Current portion of long-term debt                     125,140        145,283
                                                     ------------   ------------

                                                        1,562,143      1,477,955

DEFERRED INCOME TAXES                                      41,915         49,883

LONG-TERM DEBT (Note 7)                                   674,968        610,927
                                                     ------------   ------------

                                                        2,279,026      2,138,765
                                                     ------------   ------------

                      S H A R E H O L D E R S' E Q U I T Y
                      ------------------------------------

CAPITAL STOCK (Note 8)                                        157            165

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT        (21,613)          --

RETAINED EARNINGS                                         652,800        633,351
                                                     ------------   ------------

                                                          631,344        633,516
                                                     ------------   ------------

                                                      $ 2,910,370    $ 2,772,281
                                                     ============   ============

APPROVED ON BEHALF OF THE BOARD:

___________________________ (Director)

___________________________ (Director)

                             See Accompanying Notes

                                       2.

                           MEGA BLOW MOULDING LIMITED
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                                     (US$)

FOR THE PERIOD ENDED
================================================================================================================
                                                                                  November 30         January 31
                                                  Regular     Sub-Contractor         1998                1998
                                                  -------     --------------         ----                ----
                                                                                 (10 Months)         (12 Months)
REVENUE                                           $3,500,431    $173,905           $3,674,336         $6,070,856
                                                  ----------  ----------         ------------      -------------

COST OF GOODS SOLD
    Inventory of finished goods
     - Beginning of period                           168,750      11,004              179,754            190,001
    Cost of goods manufactured
      and sub-contracted                           2,845,334     152,217            2,997,551          4,566,452
                                                  ----------  ----------         ------------      -------------

                                                   3,014,084     163,221            3,177,305          4,756,453
    Inventory of finished goods
     - End of period                                 376,253       4,848              381,101            179,754
                                                  ----------  ----------         ------------      -------------

                                                   2,637,831     158,373            2,796,204          4,576,699
                                                  ----------  ----------         ------------      -------------

GROSS PROFIT                                         862,600      15,532              878,132          1,494,157
                                                  ----------  ----------         ------------      -------------

EXPENSES
    Warehouse and factory                                                             330,045            563,131
    General and administrative                                                        175,051            203,240
    Selling and delivery                                                              151,719            153,876
                                                                                -------------     --------------

                                                                                      656,815            920,247
                                                                                -------------     --------------

INCOME FROM OPERATIONS - Before undernoted items                                      221,317            573,910
                                                                                -------------     --------------

    Financial                                                                          82,466             87,574
    Amortization                                                                      124,947            134,529
                                                                                -------------     --------------

                                                                                      207,413            222,103
                                                                                -------------     --------------

INCOME - Before income taxes and undernoted item                                       13,904            351,807
                                                                                -------------     --------------

    Payments to parent company                                                             --            511,602
    Provision for income taxes                                                         11,437                 --
    Recovery of income taxes due to loss carryforward                                 (11,437)           (19,545)
    Recovery of deferred income taxes                                                  (5,545)            (1,159)

                                                                                       (5,545)           490,898
                                                                                -------------     --------------

NET INCOME (LOSS)                                                                      19,449           (139,091)

RETAINED EARNINGS - Beginning of period                                               633,351            772,442
                                                                                -------------     --------------

RETAINED EARNINGS - End of period                                                    $652,800           $633,351
                                                                                =============     ==============

                             See Accompanying Notes

                                       3.

                           MEGA BLOW MOULDING LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998


1.       BASIS OF PRESENTATION AND COMPARATIVE INFORMATION

         On December 1, 1998, the company underwent a change in control resulting in a deemed year-end at November 30, 1998. Accordingly financial statements, as at November 30, 1998 and for the ten months then ended have been presented. As financial statements at November 30, 1997 and for the period then ended have not been prepared, previously audited financial statements at January 31, 1998 and for the year then ended, which have been reclassified in accordance with the current presentation, are presented for comparative purposes only.

         These financial statements are stated in the currency of the United States of America.


2.       SIGNIFICANT ACCOUNTING POLICIES

         a)       Inventories

                  Raw materials are valued at the lower of cost and net realizable value with cost being determined substantially on a first-in, first-out basis.

                  Finished goods are valued at the lower of cost and net realizable value with cost being determined by the retail method.

         b)       Capital Assets

                  Capital assets are stated at cost less accumulated amortization. Amortization is provided over the estimated useful lives of the assets on the following basis:

                                                                                        Leasehold improvements
                          straight-line over term of lease
                          Machinery and equipment                                       20% of diminishing balance
                          Moulds                                                        based on sales over the specific
                                                                                          contract
                          Office equipment                                              20% of diminishing balance

         c)       Deferred Finance Costs

                  The deferred finance costs are stated at cost net of amortization which is being charged on a straight-line basis over 5 years.

         d)       Income Taxes

                  The company prepares its financial statements on the tax allocation basis, and a provision is made for all taxes currently payable as well as those deferred to future years as a result of timing differences between the measurement of income for tax purposes and for accounting purposes.


                                  /Continued...

                                       4.

                           MEGA BLOW MOULDING LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998



2.       SIGNIFICANT ACCOUNTING POLICIES - Continued

         e)       Translation of Foreign Currency

                  The accounts of the company have been translated to United States dollars using the current rate method. Under this method, assets and liabilities are translated at the exchange rate in effect at the year-end and revenues and expenses at the average rate for the year. Exchange gains or losses on translation are deferred and included as a separate component in shareholders' equity.


3.       INVENTORIES

         Inventories consist of:                   November 30   January 31
                                                      1998         1998
                                                      ----         ----
           Raw materials                             $148,844      $142,824
           Packaging and skids                         33,317        19,946
           Finished goods                             381,101       179,754
                                                  -----------    ----------

                                                     $563,262      $342,524
                                                  ===========    ==========

4.       LOAN RECEIVABLE

         The loan, which as at November 30, 1998 was due from its parent, has no fixed terms of repayment and bears interest at rates varying from 6.72% and bank prime plus 2%. No interest was received from or charged to its parent.

         As a result of the change in control described in Note 1, this loan will be due from an arm's length entity.


5.       CAPITAL ASSETS                                                              Net Carrying Amount
                                                                Accumulated     November 30        January 31
                                                     Cost       Amortization       1998               1997
                                                     ----       ------------       ----               ----
         Leasehold improvements                   $    3,772        $1,878             $1,894         $2,329
         Machinery and equipment                   2,337,096     1,814,310            522,786        547,068
         Office equipment                             86,260        53,204             33,056         33,004
                                                  ----------   -----------      -------------     ----------

                                                  $2,427,128    $1,869,392           $557,736       $582,401
                                                  ==========   ===========       ============     ==========

                                  /Continued...

                                       5.

                           MEGA BLOW MOULDING LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998

6.       BANK INDEBTEDNESS

         The bank indebtedness includes operating loans, due on demand, of $404,426. The operating loans bear interest at rates varying from prime + 1.25% to prime + 1.75%. The bank indebtedness is secured by a registered general assignment of book debts and a general security agreement, a guarantee and postponement of claim in the amount of $1,402,445 by the parent company, assignment of all shares of the company, postponement and assignment of all shareholder debt and an assignment of Keyman insurance.

         The company has violated certain covenants with respect to the operating loans. While the bank has been advised of this, they have not expressly waived the conditions.


7.       LONG-TERM DEBT

         The term loans are secured by a registered general security agreement having a first charge over all assets other than real property, a guarantee and postponement of claim in the amount of $1,402,445 by the parent company, assignment of all shares of the company, postponement of all shareholder debt and an assignment of Keyman insurance. The term loans bear interest at bank prime plus 1.75%. Included in long-term debt is a note payable in the amount of $163,075. The note payable bears interest at 12% per annum.

         The company has violated certain covenants with respect to the term loans. While the bank has been advised of this, they have not expressly waived the conditions.

         Future payments of the term loans in each of the next five years are as follows:

                  1999                                                $125,140
                  2000                                                 125,140
                  2001                                                 125,140
                  2002                                                 125,140
                  2003                                                  90,261
                  2004 and thereafter                                  209,287
                                                                      --------

                                                                       800,108
               Less: Current portion                                   125,140
                                                                      --------
                                                                      $674,968
                                                                      ========

                                  /Continued...

                                       6.

                           MEGA BLOW MOULDING LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998


8.       CAPITAL STOCK                                                                   November 30     January 31
                                                                                             1998           1998
                                                                                             ----           ----

         Authorized

                          Class  "A" shares, non-cumulative, non-voting, preference
                          shares Class "B" shares, non-cumulative, non-voting,
                          preference shares
                          Unlimited common shares Issued

                          240 Common shares                                                  $157             $165
                                                                                        =========        =========

9.       LEASE COMMITMENTS

         The minimum rentals payable under long-term operating leases, expiring December 31, 2003, exclusive of certain operating costs for which the company is responsible, are approximately as follows:

                  1999                                                  $141,391
                  2000                                                   141,391
                  2001                                                   141,391
                  2002                                                   141,391
                  2003                                                   141,391


10.      RELATED PARTY TRANSACTIONS

         The bank indebtedness and the long-term debt are guaranteed by the company's parent and a beneficial shareholder of the parent. The shareholder has not charged a fee to this company for this guarantee.


11.      INCOME TAX MATTERS

         The company has a non-capital loss carry-forward of approximately $97,621 which may be applied against future years' taxable income. The loss carry-forward expires in 2006.


12.      MEASUREMENT UNCERTAINTY

         The company carries, as an asset, a loan receivable from a public company, which, until November 30, 1998 was its ultimate parent, in the amount of approximately $1,110,000. The shares of this public company have been and are actively trading on the National Association of Securities Dealers over the counter market and is solvent. Accordingly, while there is uncertainty as to the fiscal realization of this amount, the company does not believe the carrying value has been impaired.


                                  /Continued...

                                       7.

                           MEGA BLOW MOULDING LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998


13.      STATEMENT OF CHANGES IN FINANCIAL POSITION

         A statement of changes in financial position has not been presented, since it would not provide additional useful information beyond that presented in these financial statements.


14.      UNCERTAINTY DUE TO YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise is some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.


                                       8.

                                AUDITORS' REPORT
                           ON ADDITIONAL INFORMATION



To the Shareholders of
Mega Blow Moulding Limited



Our report on our audit of the basic financial statements of Mega Blow Moulding Limited as at November 30, 1998 appears on Pages 1 to 8. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Pages 10 and 11, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we express no opinion on it.









Toronto, Ontario.
April 23, 1999.                                      CHARTERED ACCOUNTANTS


                                       9.

                           MEGA BLOW MOULDING LIMITED
                    STATEMENT OF COST OF GOODS MANUFACTURED
                                     (US$)

FOR THE PERIOD ENDED                                                             November 30   January 31
                                                                                    1998          1998
                                                                                 (10 Months)   (12 Months)
=========================================================================================================
MATERIALS

    Inventory of raw materials - Beginning of period                              $  162,769   $  165,476
    Purchases                                                                      1,890,618    2,529,821
                                                                                  ----------   ----------

                                                                                   2,053,387    2,695,297
    Inventory of raw materials - End of period                                       182,161      162,769
                                                                                  ----------   ----------

                                                                                   1,871,226    2,532,528
                                                                                  ----------   ----------

DIRECT LABOUR

    Factory wages                                                                    646,400      953,932
    Factory employee benefits                                                        116,915      140,372
    Supervisory wages                                                                 70,948       89,295
                                                                                  ----------   ----------

                                                                                     834,263    1,183,599
                                                                                  ----------   ----------

PACKAGING                                                                            148,845      182,041
                                                                                  ----------   ----------

COST OF GOODS MANUFACTURED                                                        $2,854,334   $3,898,168
                                                                                  ==========   ==========


                           See Accompanying Notes

                                      10.

                           MEGA BLOW MOULDING LIMITED
                         SCHEDULE OF OPERATING EXPENSES
                                     (US$)

FOR THE PERIOD ENDED                                         November 30  January 31
                                                                1998         1998
                                                             (10 Months)  (12 Months)
=====================================================================================
WAREHOUSE AND FACTORY

    Warehouse utilities                                        $128,918   $177,373
    Warehouse rent                                               98,723    134,199
    Repairs and maintenance                                      60,181    191,349
    Warehouse                                                    32,116     49,211
    Waste removal and cleaning                                   10,107     10,999
                                                             ----------  ---------

                                                               $330,045   $563,131
                                                             ==========  =========

GENERAL AND ADMINISTRATIVE

    Office salaries                                            $ 58,242   $ 74,613
    Property and business taxes                                  52,286     57,920
    Professional fees                                            19,053      2,973
    Office and general                                           12,314     23,282
    Rent                                                         12,128     14,908
    Insurance                                                     7,778     13,252
    Telephone                                                     7,708      7,597
    Property maintenance                                          2,795      5,348
    Directors insurance                                           2,747      3,347
                                                             ----------  ---------

                                                               $175,051   $203,240
                                                             ==========  =========


SELLING AND DELIVERY

    Quality control                                            $ 78,910   $102,817
    Freight                                                      48,564     30,756
    Automobile                                                   16,078      8,840
    Leasing                                                       8,162      8,726
    Commissions                                                      --      2,737
                                                             ----------  ---------

                                                               $151,714   $153,876
                                                             ==========  =========

FINANCIAL

    Interest on long-term debt                                 $ 75,115   $ 82,729
    Interest and bank charges                                     7,351      4,845
                                                             ----------  ---------

                                                               $ 82,466   $ 87,574
                                                             ==========  =========

                             See Accompanying Notes

                                      11.